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                                                                    EXHIBIT 16.2




                              GRANT THORNTON, LLP




February 9, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


RE:  Webcatalyst, Inc.
     Commission File Number 000-28721

Ladies and Gentlemen:


We have read Item 4 of Form 8-K dated February 9, 2001, of Webcatalyst, Inc. and are in agreement with the statements contained in paragraphs (a) (i), (ii),
(iii) and (iv) contained therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.


                                               Very truly yours,

                                                     /s/


                                               Grant Thornton, LLP